UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 11, 2025

Bath & Body Works, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344			31-1029810
(Commission File Number)			(IRS Employer Identification No.)

Three Limited Parkway
Columbus,	OH		43230
(Address of Principal Executive Offices)			(Zip Code)
(614) 415-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	BBWI	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
On March 11, 2025, members of the Bath & Body Works, Inc. (the “Company”) executive team will participate in the previously announced Bank of America Consumer & Retail Conference – Fireside Chat at 8:00 a.m. Eastern Time. In connection with the meeting, the Company reaffirms its previously announced first quarter 2025 net sales guidance range of growth between 1% and 3% and its previously announced first quarter 2025 earnings per diluted share guidance range of $0.36 to $0.43. The Company also reaffirms its previously announced full-year fiscal 2025 net sales guidance range of growth between 1% and 3% and its previously announced full-year fiscal 2025 earnings per diluted share guidance range of $3.25 to $3.60. The audio webcast of the fireside chat is available through the Investor Relations portion of the Company’s website at http://investors.bbwinc.com.
The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
Exhibit 104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bath & Body Works, Inc.

Date:	March 11, 2025	By:	/s/ Eva C. Boratto
Eva C. Boratto
Chief Financial Officer